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                                                                     EXHIBIT 4.7

                               SECURITY AGREEMENT

          This SECURITY AGREEMENT, dated as of October 19, 2004, is made by NORD RESOURCES CORPORATION, a Delaware corporation ("NRC" together with each other Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A attached hereto, are referred to herein individually as a "GRANTOR" and, collectively, as "GRANTORS") in favor of Regiment Capital III, L.P., a Delaware limited partnership ("LENDER").

                                   WITNESSETH:

          WHEREAS, Lender has agreed to make a loan in the aggregate principal amount of $2,750,000 (as amended, supplemented, refinanced, renewed, refunded or otherwise modified from time to time, the "LOAN") to NRC represented by that certain promissory note, dated the date hereof, a copy of which is attached hereto as Exhibit B (as amended, supplemented or otherwise modified from time to time, the "NOTE"), pursuant to which Nord has agreed, among other things, to make the full and punctual payment and performance when due of the obligations and liabilities of NRC, whether direct or indirect, absolute or contingent, due or to become due, or existing now or prior to the date hereof or hereafter incurred, which may arise under, out of, or in connection the Note and any other agreements relating to the Loan (collectively, the "OBLIGATIONS"); and

          WHEREAS, it is a condition precedent to the obligation of Lender to make the Loan that the Grantors shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Obligations;

          NOW, THEREFORE, in consideration of the foregoing, and in order to induce Lender to make the Loan and other financial accommodations available to the Grantors under the Note, each Grantor hereby agrees with Lender as follows:

SECTION 1. Definitions

          1.1 The following terms, as used herein, have the meanings set forth below:

          "AFFILIATE" of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

          "AGREEMENT" means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

          "CODE" has the meaning assigned to that term in Section 1.2 hereof.

          "COLLATERAL" has the meaning assigned to that term in Section 2.

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          "COPYRIGHT SECURITY AGREEMENT" means, if any, each Copyright Security
Agreement executed and delivered by each Grantor to Lender, as the same may be amended and in effect from time to time.

          "COPYRIGHTS" means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

          "DEPOSITORY ACCOUNT" has the meaning assigned to that term in Section
4.12 hereof.

          "DEPOSIT ACCOUNT CONTROL AGREEMENT" has the meaning assigned to that term in Section 4.12 hereof.

          "FEDERAL REGISTRATION COLLATERAL" means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

          "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INTELLECTUAL PROPERTY" means, collectively, all Copyrights, Patents and Trademarks.

          "LOAN DOCUMENTS" means the Note, this Agreement, the Pledge and Security Agreement and any other documents, instruments or agreements of Grantors, referred to or contemplated herein or therein, as any of the forgoing may be from time to time amended and in effect.

          "ORGANIZATIONAL DOCUMENTS" means with respect to any Person, such Person's certificate of incorporation, articles of incorporation, partnership agreement, certificate of limited partnership, operating agreement, or other organization documents, as the case may be.

          "PATENT SECURITY AGREEMENT" means, if any, each Patent Security Agreement executed and delivered by each Grantor to Lender, as the same may be amended and in effect from time to time.

          "PATENTS" means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

          "PERFECTION CERTIFICATE" means the Perfection Certificate of NRC attached hereto as Exhibit C which contains material information with respect to Grantors, their respective business and assets provided by or on behalf of NRC to Lender in connection with the preparation of this Agreement and the other Loan Documents.


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          "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any Governmental Authority.

          "PLEDGE AND SECURITY AGREEMENT" means that certain Pledge and Security Agreement, dated as of the date hereof, executed by NRC in favor of Lender, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "SECURITY INTERESTS" means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or any of the other Loan Documents.

          "TRADEMARK SECURITY AGREEMENT" means, if any, each Trademark Security Agreement executed and delivered by each Grantor to Lender, as the same may be amended and in effect from time to time.

          "TRADEMARKS" means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

          1.2 Other Definition Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Note. Terms not defined herein or in the Note shall have the meanings ascribed to them, if any, under the Uniform Commercial Code of the Commonwealth of Massachusetts, as the same may be amended from time to time during the term hereof, or any successor legislation thereto (the "CODE"). Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference and all references to the gender herein shall be non-exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests.

          To secure the payment and performance of the Obligations, each Grantor hereby grants to Lender, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of such Grantor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the "COLLATERAL"):

          (a) Accounts;

          (b) As-Extracted Collateral;


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          (c) Chattel Paper;

          (d) Commercial Tort Claims, including those Commercial Tort Claims in which such Grantor has any interest specified on the Perfection Certificate;

          (e) Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Lender or any Affiliate, representative, agent or correspondent of Lender;

          (f) Documents;

          (g) General Intangibles, including any and all Intellectual Property;

          (h) Goods, including any and all Inventory, any and all Equipment and any and all Fixtures;

          (i) Instruments;

          (j) Investment Property;

          (k) Letter-of-Credit Rights;

          (l) Securities Accounts;

          (m) Supporting Obligations;

          (n) any and all other personal property and interests in property whether or not subject to the Code;

          (o) any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

          (p) all Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

          (q) all Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

SECTION 3. Representations and Warranties.

          Each Grantor represents and warrants to Lender as follows:

          3.1 Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of each Grantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors' rights generally and by general equitable principles. Lender has a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits


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afforded by the Code or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

          3.2 Organizational Information. The Perfection Certificate sets forth
(i) the full, correct and current name of each Grantor, as its appears in such Grantor's Organizational Documents, (ii) any names of each Grantor other than such Grantor's current name, as set forth on such Grantor's Organizational Documents during the five (5) year period preceding the date hereof, (iii) each Grantor's type of organization, (iv) each Grantor's jurisdiction of organization and (v) each Grantor's organizational identification number (except where such Grantor's jurisdiction of organization does not assign organizational numbers).

          3.3 Collateral Locations. As of the date hereof, the Perfection Certificate (i) sets forth all addresses at which any Collateral is located, indicating for each whether such location is owned or leased by each Grantor, or owned or operated by a third-party such as a warehouseman, consignee or processor, (ii) indicates which of the foregoing addresses serves as each Grantor's chief executive office and (iii) sets forth the legal description of all real properties maintained by each Grantor, leased or owned, on which any Fixtures are located, together with the name and address of the record owner of each such property.

          3.4 Existing Liens. Except for Permitted Liens, each Grantor owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those (i) in favor of Lender or (ii) disclosed on the Lien Schedule to the Perfection Certificate.

          3.5 Governmental Authorizations; Consents; Federal Registration Collateral. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for (i) the grant by any Grantor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by any Grantor; or (ii) the exercise by Lender of its rights and remedies hereunder (except as may have been accomplished by or at the direction of a Grantor or Lender). Except as set forth on the Perfection Certificate, as of the date hereof, none of the Collateral is Federal Registration Collateral. Except for (a) the filing of Code financing statements with the Secretary of State of each Grantor's jurisdiction of organization, (b) the filing of any necessary registrations, recordations or notices, as applicable, in respect of any Federal Registration Collateral, and (c) execution and delivery of Deposit Account Control Agreements in respect of Deposit Accounts, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for the perfection of the Security Interests granted hereby and pursuant to any other Loan Documents.

          3.6 Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Grantor to Lender as owing by each Account Debtor as of the date hereof, and the amount set forth on any invoice pertaining to any Account, is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable or de minimis deviations or rounding adjustments not materially


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affecting the value of any such Account. No Account Debtor has, or will have, any defense, set-off, claim or counterclaim against any Grantor that can be asserted against Lender, whether in any proceeding to enforce Lender's rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts are, nor will any hereafter-arising Account be, evidenced by a promissory note or other Instrument other than a check or any writing (other than a promissory note or Instrument) maintained by the Grantor in its ordinary course of business to evidence an open Account.

          3.7 Inventory. All Inventory is, and will be, of good and merchantable quality, free from any material defects. Such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts any Grantor's or Lender's ability to manufacture and/or sell the Inventory. The completion and manufacturing process of such Inventory by a Person other than such Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject. No Grantor sells any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate such Grantor to repurchase, such Inventory. No Grantor has any Inventory that has been, or will be, produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

          3.8 Intellectual Property. As of the date hereof, the Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the federally registered Intellectual Property owned by each Grantor. All Intellectual Property owned by each Grantor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Each Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by such Grantor, free and clear of any Liens, including without limitation licenses and covenants by such Grantor not to sue third persons. No Grantor has any notice of any suits or actions commenced or threatened with reference to any Intellectual Property. The execution, delivery and performance of this Agreement by each Grantor will not violate or cause a default under any Intellectual Property or any agreement in connection therewith.

          3.9 Certain Collateral Disclosures. Except in each case as set forth on the Perfection Certificate, as of the date hereof, no Grantor has any ownership interest in any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

          3.10 Control Arrangements. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over Deposit Accounts and Securities Accounts set forth on the Perfection Certificate, no Person has Control of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which any Grantor has any interest.

          3.11 Accurate Information. All information heretofore, herein or hereafter supplied to Lender by or on behalf of any Grantor with respect to the Collateral is and will be accurate and complete in all material respects.


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          3.12 Survival of Representations and Warranties. All representations and warranties of the Grantors contained in this Agreement are made as of the date of this Agreement (except for those representations or warranties that relate specifically to a future time period, if any), and shall survive the execution and delivery of this Agreement.

SECTION 4. Covenants and Further Assurances. Without the Lender's prior written consent in advance, which consent the Lender may grant or not grant in its sole discretion, no Grantor shall undertake, or fail to undertake, as the case may be, any of the following:

          4.1 Name or Entity Changes. No Grantor shall change its name, type of organization or jurisdiction of organization.

          4.2 Accounts. Except as otherwise provided in this Section 4.2, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor with respect to Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, each Grantor may take (and, at Lender's direction during the continuance of any Default, shall take) such action as such Grantor or Lender may deem necessary or advisable to enforce collection of the Accounts. Lender shall have the right at any time after the occurrence and during the continuance of a Default to: (i) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the Lien granted upon such Accounts in favor of Lender and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Lender or its designee; (ii) exercise the rights of each Grantor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to such Grantor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of a Default all amounts and Proceeds received by each Grantor with respect to the Accounts shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be held in any Depository Account pursuant to Section 4.12 or applied to the payment of the Note. No Grantor shall adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than credits, adjustments and discounts in the ordinary course of business and in amounts which are not material to such Grantor) without the prior consent of Lender.

          4.3 Intellectual Property.

          (a) Each Grantor shall concurrently herewith deliver to Lender each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Lender to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

          (b) In the event a Grantor acquires or becomes entitled to any new or additional Federal Registration Collateral consisting of Intellectual Property, or rights thereto, such Grantor shall give to Lender prompt written notice thereof, and shall amend (and hereby so


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authorizes Lender to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Intellectual Property.

          (c) Each Grantor shall: (i) diligently prosecute any Intellectual Property application at any time pending; (ii) make application for registration or issuance of all new or additional Intellectual Property as reasonably deemed appropriate by such Grantor; (iii) preserve and maintain all rights in the Intellectual Property; and (iv) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Lender to exercise its remedies with respect any and all Intellectual Property.

          (d) No Grantor shall abandon any material right to file an Intellectual Property application nor shall any Grantor abandon any material pending Intellectual Property application or registered Intellectual Property.

          (e) No Grantor shall sell or assign its interest in, or grant any license under, any Intellectual Property or enter into any other agreement with respect to any Intellectual Property, and each Grantor further agrees that it shall not take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights granted to Lender under this Agreement; provided, however, that any Grantor shall have the right at any time to license or permit the use of any Intellectual Property to any subsidiary or parent company of such Grantor, subject to Lender having a valid, perfected first priority security interest with respect to any and all property and interests in property of such subsidiary or parent.

          (f) Each Grantor agrees (i) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable business practices, and (ii) to provide Lender, upon Lender's request from time to time, with a certificate of an officer of such Grantor certifying such Grantor's compliance with the foregoing. Upon the occurrence of a Default, each Grantor agrees that Lender, or a conservator appointed by Lender, shall have the right to establish such additional product quality controls as Lender, or said conservator, in its reasonable judgment, may deem necessary to assure maintenance of the quality of products sold by such Grantor under the Trademarks.

          (g) Each Grantor hereby assigns, transfers and conveys to Lender all Intellectual Property owned or used by such Grantor to the extent necessary to enable Lender, effective upon the occurrence of any Default, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to any Grantor or any other Person by Lender or any other Person.

          4.4 Bailees. Other than for the repair or maintenance of Equipment of a Grantor in the ordinary course of its business, but in no event to exceed $25,000 at any one time for any Grantor, no Collateral shall at any time be in the possession or control of any warehouse,


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consignee, bailee or any Grantor's agents or processors without prior written notice to Lender and the receipt by Lender, if Lender has so requested, of warehouse receipts or bailee lien waivers (as applicable) satisfactory to Lender prior to the commencement of such possession or control. Each Grantor shall, upon the request of Lender, notify any such warehouse, consignee, bailee, agent or processor of the Security Interests, shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Lender's benefit.

          4.5 Chattel Paper and Instruments. Each Grantor shall deliver to Lender all Tangible Chattel Paper and all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender. Each Grantor shall provide Lender with Control of all Electronic Chattel Paper by having Lender identified as the assignee of the Records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the Code. Each Grantor also shall deliver to Lender all security agreements securing any Chattel Paper and securing any Instruments. Each Grantor will mark conspicuously all Chattel Paper and all Instruments with a legend, in form and substance reasonably satisfactory to Lender, indicating that such Chattel Paper and such Instruments are subject to the Security Interests.

          4.6 Letters of Credit. Each Grantor shall deliver to Lender all Letters of Credit duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender. Each Grantor also shall deliver to Lender all security agreements securing any Letters of Credit. Each Grantor shall take any and all actions as may be necessary or desirable, or that Lender may reasonably request, from time to time, to cause Lender to obtain exclusive Control of any Letter-of-Credit Rights owned by such Grantor in a manner acceptable to Lender.

          4.7 Equipment. Each Grantor shall cause all Equipment to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Lender, each Grantor shall promptly deliver to Lender any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Lender to be named as lienholder on any such certificate of title or other evidence of ownership. Each Grantor shall promptly inform Lender of any deletions from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Lender.

          4.8 Investment Property. Each Grantor shall take any and all actions as may be necessary or desirable, or that Lender may request from time to time, to (i) cause Lender to obtain exclusive Control of any Investment Property owned by such Grantor in a manner acceptable to Lender and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of Lender, written confirmation of Lender's Control over such Investment Property upon terms and conditions acceptable to Lender.

          4.9 General Intangibles. Each Grantor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Lender to exercise


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remedies hereunder and under the other Loan Documents with respect to any of such Grantor's rights under any General Intangibles, including such Grantor's rights as a licensee of Software.

          4.10 Commercial Tort Claims. Each Grantor shall promptly advise Lender upon such Grantor becoming aware that it has any interest in Commercial Tort Claims. With respect to any Commercial Tort Claim in which any Grantor has any interest, such Grantor shall execute and deliver such documents as may be necessary or desirable, or that Lender may request, to create, perfect and protect Lender's security interest in such Commercial Tort Claim.

          4.11 Taxes and Claims. Each Grantor shall pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid to the extent the same is contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and the same may be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

          4.12 Bank Accounts; Collection of Accounts and Payments. Upon request by Lender, each Grantor agrees to enter into a deposit account control agreement ("DEPOSIT ACCOUNT CONTROL AGREEMENT"), in a form specified by Lender, with each financial institution with which such Grantor maintains from time to time any Deposit Account. No Grantor shall establish any Deposit Account with any financial institution unless prior thereto Lender and such Grantor shall have entered into a Deposit Account and Control Agreement with such financial institution, or unless Lender shall have waived such requirement. Each Deposit Account Control Agreement shall provide, among other things, that the financial institution maintaining the Deposit Account will waive certain rights of setoff and will, from and after receipt by such financial institution of written notice from Lender that a Default has occurred and is continuing, transfer all amounts held by such financial institution on behalf of such Grantor, as Lender may direct.

          Upon request by Lender, each Grantor agrees to establish lock-box and blocked accounts (collectively, "BLOCKED ACCOUNTS") in such Grantor's name with such banks as are acceptable to Lender ("COLLECTING BANKS"), subject to irrevocable instructions in a form specified by Lender, to which Account Debtors shall directly remit all payments on Accounts and in which such Grantor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Lender may establish one or more depository accounts at each Collecting Bank or at a centrally located bank in the name of Lender or a Grantor as customer (collectively, the "DEPOSITORY ACCOUNT"). Each Grantor shall cause each Collecting Bank, pursuant to an agreement in form and substance reasonably satisfactory to Lender, to cause all amounts held or deposited in the Blocked Accounts held by such Collecting Bank to be transferred to the Depository Account on a daily basis.

          Subject to the foregoing, each Grantor hereby agrees that all payments received by Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Each Grantor, and any


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of its Affiliates, employees, agents, Lender and other Persons acting for or in concert with such Grantor shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates or employees, agents, or other Persons acting for or in concert with such Grantor, and immediately upon receipt thereof, such Grantor or such Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

          4.13 Collateral Generally.

          (a) Each Grantor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Grantor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as "all assets" or "all personal property" or words of like import.

          (b) Each Grantor will furnish to Lender, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as Lender may reasonably request, all in reasonable detail.

          (c) No Grantor shall use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

          (d) Subject to the next sentence, each Grantor shall keep the Collateral (other than Collateral in the possession of Lender, cash on deposit in permitted Deposit Accounts and investments in permitted Securities Accounts) at the locations maintained by such Grantor and set forth on the Perfection Certificate. Each Grantor shall give Lender not less than thirty (30) days prior written notice of any change in such Grantor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event, other than as set forth on Appendix I to the Note or as otherwise consented to by Lender in writing in advance at its sole discretion, shall be within the continental United States), each Grantor shall execute and deliver such instruments, documents and notices and take such actions as may be necessary or desirable, or that Lender may request, to create, perfect and protect the Security Interests.

          (e) Each Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Lender may reasonably request indicating that the Collateral is subject to the Security Interests.

          (f) Except as otherwise permitted herein or by the Note, no Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that the Grantors may sell Inventory to buyers in the ordinary course of business and may license General Intangibles to licensees in the ordinary course of business; or
(ii) create or suffer to exist any Lien upon or with respect to any of the

Collateral to secure indebtedness of such Grantor or any other Person except for the Security Interests.

          (g) Beyond the safe custody thereof, each Grantor agrees that Lender shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

          (h) No Grantor shall do anything to impair the rights of Lender in the Collateral. Each Grantor shall at all times maintain insurance with respect to the Collateral in compliance with the requirements of the Note. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to such Grantor.

          (i) Lender agrees that upon payment in full of all Obligations and the termination of the Loan Agreements, the Security Interests shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Lender further agrees that upon such termination of the Security Interests or release of any Collateral, Lender shall, at the expense of each Grantor, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

          4.14 Federal Compliance.

          (a) Each Grantor shall promptly notify Lender in writing upon acquiring any interest in Federal Registration Collateral. Each Grantor shall take such steps as may be necessary or desirable, or that Lender may request, in order to perfect any Security Interests in Federal Registration Collateral.

          (b) Each Grantor shall promptly notify Lender in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Lender, each Grantor shall take such steps as may be necessary or desirable, or that Lender may request, to comply with any applicable federal assignment of claims laws and other comparable laws.

          (c) No Grantor shall produce any Inventory in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

          4.15 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (i) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) Lender shall not have any liability in contract or tort for any of Grantor's acts or omissions.

          4.16 Other Documents and Actions. Each Grantor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary or desirable, or that Lender may request, in order to create, perfect and protect any Security Interests, or to enable Lender to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at any reasonable time, upon demand by Lender, exhibit the Collateral to allow inspection of the Collateral by Lender or Persons designated by Lender and to examine and make copies of the records of such Grantor related thereto, and to discuss the Collateral and the records of such Grantor with respect thereto with, and to be advised as to the same by, such Grantor's officers and employees and, after the occurrence and during the continuance of a Default, with any other Person which is or may be obligated with respect to any Collateral; and (ii) upon Lender's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Lender's security interest in the Collateral.

SECTION 5. Remedial Provisions.

          (a) Upon the occurrence and during the continuance of a Default, Lender or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by each Grantor or where the Collateral is located (or is believed to be located) until the Obligations are paid in full without any obligation to pay rent to such Grantor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of Lender for such time as Lender may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of such Grantor; (ii) to take possession of each Grantor's original books and records, to obtain access to each Grantor's data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate; and (iii) to notify postal authorities to change the address for delivery of each Grantor's mail to an address designated by Lender and to receive, open and dispose of all mail addressed to each Grantor. If any of Grantor's books and records are prepared or maintained by an accounting service, contractor or other third party agent, such Grantor hereby irrevocably authorizes such service, contractor or other agent, upon notice by Lender to such Person that a Default has occurred and is continuing, to deliver to Lender or its designees such books and records, and to follow Lender's instructions with respect to further services to be rendered.

          (b) If a Default shall have occurred and be continuing, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of Lender on default under the Code (whether or not the Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as reasonably directed by Lender and make it available to Lender at any place or places designated by Lender which is reasonably convenient to Lender in which event such Grantor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Lender, (B) store and keep any Collateral so delivered to Lender at such place or places pending further action by Lender, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any Deposit Account and apply such monies in payment of the Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable.

          (c) Each Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Lender and such Grantor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Grantor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

          (d) If a Default has occurred and is continuing, each Grantor hereby irrevocably authorizes and empowers Lender, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of such Grantor, any claims such Grantor may have, from time to time, against any other party to any of the agreements to which such Grantor is a party or to otherwise exercise any right or remedy of such Grantor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of such Grantor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Grantor thereunder).

          (e) If a Default has occurred and is continuing, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in any Deposit Account shall be applied in accordance with the applicable provisions of the Note.

          (f) Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to Lender and that Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Lender to seek and obtain specific performance of other obligations of such Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section shall be specifically enforceable against such Grantor.

          (g) No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. Attorney-in-Fact.

          Each Grantor hereby irrevocably appoints Lender, its nominee, and any other Person whom Lender may designate, as such Grantor's attorney-in-fact, with full power during the existence of any Default to sign such Grantor's name on verifications of Accounts and other Collateral; to send requests for verification of Collateral to such Grantor's customers, Account Debtors and other obligors; to endorse such Grantor's name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into Lender's possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; to sign such Grantor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and Account Debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by Lender; to receive, open and dispose of all mail addressed to such Grantor; and to do all things necessary to carry out the terms and provisions of this Agreement. Each Grantor hereby ratifies and approves all acts of any such attorney and agrees that neither Lender nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than, and to the extent of, such Person's gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the Security Interests shall have terminated in accordance with the terms hereof.

SECTION 7. Expenses.

          Without limiting any Grantor's obligations under the Note or the other Loan Documents, each Grantor hereby agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (ii) creating, perfecting, maintaining and enforcing Lender's Liens and (iii) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral, in each case in accordance with this Agreement.

          If a Grantor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Grantor under this Agreement, Lender may, at its option, but shall not be required to, pay or perform the same and charge such Grantor's account for all fees, costs and expenses incurred therefor, and such Grantor agrees to reimburse Lender therefor on demand. All sums so paid or incurred by Lender for any of the foregoing, any and all other sums for which each Grantor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the Note and shall be secured by the Collateral.

SECTION 8. Notices

          All notices, approvals, requests, demands and other communications hereunder to be delivered to each Grantor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Note.

SECTION 9. Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Grantor may assign its rights or obligations hereunder without the prior written consent of Lender. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Lender hereunder.

SECTION 10. Changes in Writing

          No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless, in the case of an amendment or modification, the same shall be in writing signed by Lender and each Grantor, and, in the case of a termination or waiver, the same shall be in writing signed by the Lender.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH

COURTS. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GRANTOR IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 HEREOF AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

SECTION 12. WAIVER OF JURY TRIAL.

          EACH OF THE GRANTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 13. Counterparts; Integration; Facsimile.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. A facsimile of an original signature on any document or instrument, including this Agreement, shall be deemed an original signature for all purposes.

SECTION 14. Headings

          Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

SECTION 15. Specific Performance; Remedies Cumulative.

          The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                        GRANTOR:

                                        NORD RESOURCES CORPORATION


                                        By: /s/ Erland A. Anderson
                                            ------------------------------------
                                        Name: Erland A. Anderson
                                        Title: President


                                        LENDER:

                                        REGIMENT CAPITAL III, L.P.

                                        By: Regiment Capital Management, LLC.,
                                        its General Partner

                                        By: Regiment Capital Advisors, LLC,
                                        its Manager


                                        By: /s/ Timothy S. Peterson
                                            ------------------------------------
                                        Name: Timothy S. Peterson
                                        Title: President

                                    EXHIBIT A

                      Form of Joinder to Security Agreement

                          JOINDER TO SECURITY AGREEMENT

     The undersigned, _______________, a _____________ ______________, hereby joins in the execution of that certain Security Agreement dated as of October __, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") made by Nord Resources Corporation, a Delaware corporation ("NRC" and each other Person that has and will become a Grantor thereunder after the date and pursuant to the terms thereof are referred to herein individually as a "GRANTOR" and collectively as, the "GRANTORS"), in favor of Regiment Capital III, L.P. ("LENDER"). By executing this Joinder to Security Agreement, the undersigned hereby agrees that it is a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor. The undersigned agrees to be bound by all of the terms and provisions of the Security Agreement, which are incorporated herein by reference as though fully set forth herein verbatim. Each reference to a Grantor in the Security Agreement shall be deemed to include the undersigned. Capitalized terms used herein but otherwise not defined herein shall have the respective meanings ascribed to such terms in Security Agreement.

     The undersigned represents and warrants to Lender that:

          (a) all of the Equipment, Inventory and Goods owned by such Grantor are located at the places as specified on the Perfection Certificate attached hereto;

          (b) except as disclosed on the Perfection Certificate attached hereto, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee, is Federal Registration Collateral, nor is encumbered by any Lien, except Permitted Liens;

          (c) the chief place of business, chief executive office and the office where the undersigned keeps its books and records are located at the respective places specified on the Perfection Certificate attached hereto;

          (d) the legal description of all real property, leased or owned, maintained by the undersigned, are properly set forth on the Perfection Certificate attached hereto;

          (e) the Perfection Certificate attached hereto sets forth the full, correct and current name of the undersigned, as its appears in the undersigned's Organizational Documents, the undersigned's type of organization, the undersigned's jurisdiction of organization and the undersigned's organizational identification number (if applicable);

          (f) the undersigned (including any Person acquired by the undersigned) does not do business or has not done business during the past five years under any trade name or fictitious business name, except as disclosed on the Perfection Certificate attached hereto;

          (g) all Copyrights, Patents and Trademarks owned by the undersigned are listed in the Perfection Certificate attached hereto;

          (h) except as set forth on the Perfection Certificate attached hereto, no Person has Control of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which the undersigned has any interest; and

          (i) except in each case as set forth on the Perfection Certificate attached hereto, the undersigned has no ownership interest in any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this Joinder to Security Agreement this ___ day of _______________, _______.

                                        [Grantor],

                                        a
                                          ---------------- ---------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        FEIN:
                                              ----------------------------------

                             PERFECTION CERTIFICATE

                                  See Attached.

                                    EXHIBIT B

                                 Promissory Note

                                    EXHIBIT C

               Perfection Certificate - Nord Resources Corporation